UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 30, 2012

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 30, 2012, Hornbeck Offshore Services, Inc., or the Company, entered into (i) a second supplemental indenture to that indenture dated November 23, 2004 governing its 6.125% Senior Notes due 2014, (ii) a first supplemental indenture to that indenture dated November 13, 2006 governing its 1.625% Convertible Senior Notes due 2026 and (iii) a first supplemental indenture to that indenture dated August 17, 2009 governing its 8.000% Senior Notes due 2017, in each instance among the Company, the guarantors set forth therein and Wells Fargo Bank, National Association, as trustee. The purpose of these supplemental indentures was to add HOS Port, LLC, a subsidiary of the Company, or HOS Port, as a guarantor under each of the respective indentures, consistent with HOS Port’s guarantee of the Company’s recently issued 5.875% Senior Notes due 2020. The foregoing description of these supplemental indentures does not purport to be complete and is qualified in its entirety by reference to the supplemental indentures themselves, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

On March 30, 2012, HOS Port also entered into an assumption agreement in favor of Wells Fargo Bank, National Association, as administrative agent for the lenders described therein, whereby HOS Port agreed to guaranty the obligations under the Company’s senior secured revolving credit facility. The foregoing description of this assumption agreement does not purport to be complete and is qualified in its entirety by reference to the assumption agreement itself, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04 – Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See the discussion in Item 8.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.04.

Item 8.01 – Other Events.

On April 3, 2012, the Company announced that the previously commenced cash tender offer, or the Offer, for any and all $300,000,000 aggregate principal amount of its 6.125% Senior Notes due 2014 (CUSIP 440543AB2), or the 2004 Notes, expired as scheduled at 11:59 p.m., Eastern time on March 29, 2012, or the Expiration Time. Including the tendered 2004 Notes that the Company had announced receiving on March 15, 2012, the Company accepted and made payment for $252,205,000 in aggregate principal amount of 2004 Notes validly tendered pursuant to the Offer.

The Company also announced that on April 30, 2012 it will redeem the entire balance of $47,795,000 in aggregate principal amount of 2004 Notes that remain outstanding at a redemption price to be calculated in accordance with the indenture governing the 2004 Notes and as set forth in the Notice of Redemption. The Company delivered copies of the Notice of Redemption to The Depository Trust Company, as record holder, for the 2004 Notes on March 30, 2012. The redemption will be funded with proceeds raised in the Company’s recent issuance of $375 million in aggregate principal amount of 5.875% Senior Notes due 2020.

A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

4.1	Second Supplemental Indenture, dated March 30, 2012 among Hornbeck Offshore Services, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (to the indenture governing the 6.125% Senior Notes due 2014).

4.2	First Supplemental Indenture, dated March 30, 2012 among Hornbeck Offshore Services, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (to the indenture governing the 1.625% Convertible Senior Notes due 2026).

4.3	First Supplemental Indenture, dated March 30, 2012 among Hornbeck Offshore Services, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (to the indenture governing the 8.000% Senior Notes due 2017).

10.1	Assumption Agreement, dated as of March 30, 2012 by HOS Port, LLC, in favor of Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release, dated April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: April 4, 2012	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

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